UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 3, 2010

Uranium Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17171	75-2212772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 State Highway 121 Bypass, Building A, Suite 110 Lewisville, TX	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 219-3330

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed on Form 8-K filed on November 1, 2010, on October 29, 2010 Uranium Resources, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Roth Capital Partners LLC (“Roth”) with respect to the offering and sale of 7,150,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), by the Company.  In addition, the Company granted to Roth an option to purchase up to 1,072,500 additional shares of Common Stock to cover over-allotments, and on November 4, 2010, Roth exercised its over-allotment option to purchase all of such additional shares of Common Stock.  The closing dates for these sales were November 3, 2010 and November 5, 2010, respectively. In connection with these sales, the Company is filing, as Exhibit 5.1 hereto, an opinion of Baker & Hostetler LLP, counsel to the Company.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

The following exhibits are filed herewith:

5.1           Opinion of Baker & Hostetler, LLP dated November 3, 2010
23.1         Consent of Baker & Hostetler, LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Uranium Resources, Inc.

Dated: December 16, 2010	By:	/s/ Thomas H. Ehrlich
Thomas H. Ehrlich
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Baker & Hostetler, LLP dated November 3, 2010
23.1	Consent of Baker & Hostetler, LLP (included as part of Exhibit 5.1)